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                                                                    EXHIBIT 10.7


                                   AMENDMENT
                           TO JOINT VENTURE AGREEMENT

        This Amendment to Joint Venture Agreement dated as of November 29, 2001 (this "AMENDMENT") is made to the Weifang Fuhua Amusement Park Co., Ltd. Joint Venture Agreement dated as of August 17, 1996, as amended (the "JOINT VENTURE AGREEMENT"), among Weifang Neo-Luck (Group) Corporation, a People's Republic of China corporation ("NEO-LUCK"), Jimswood International, Inc., a California corporation ("JIMSWOOD"), and Weicheng International, Inc., a California corporation ("WEICHENG").

                                    RECITALS

        A. Neo-Luck (through its predecessor, Weifang City Tourism Service Company), Weicheng and Jimswood entered into a joint venture agreement dated October 8, 1991, which was superseded by the Joint Venture Agreement.

        B. The parties to the Joint Venture Agreement have undergone certain reorganizations and transactions pursuant to which all of the interests and liabilities under the Joint Venture Agreement of Weicheng and Jimswood have been assumed by Intra-Asia Entertainment Corporation, a Delaware corporation ("INTRA-ASIA") and, as a result, Neo-Luck and Intra-Asia currently are the only parties to the Joint Venture Agreement.

        C. Subsequent to August 17, 1996, the name of the entity created by the Joint Venture Agreement was changed from The Weifang Fuhua Tourist Center to Weifang Fuhua Amusement Park Co., Ltd. (the "JOINT VENTURE").

        D. The primary purpose of the Joint Venture Agreement is to set forth the terms and conditions under which the Joint Venture shall own and operate the Weifang Fuhua Amusement Park.

        E. Intra-Asia is undertaking an initial public offering of its common stock (the "IPO") pursuant to a registration statement on Form S-1 that will be filed with the United States Securities and Exchange Commission.

        F. To facilitate the IPO, Neo-Luck and Intra-Asia have agreed to certain amendments to the Joint Venture Agreement as set forth in this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Neo-Luck and Intra-Asia hereby agree as follows:

        1. The Joint Venture shall in all respects be managed by or under the direction, supervision and control of the board of directors of the Joint Venture (the "JOINT VENTURE'S BOARD"), which shall consist of seven directors. Five of the Joint Venture's seven directors shall be appointed, removed or replaced at any time by and at the sole discretion of Intra-Asia, and the Joint Venture's remaining two directors shall be appointed, removed or replaced at any time by and at the sole discretion of Neo-Luck.


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        2. Intra-Asia's designated directors of the Joint Venture shall be
Michael B. Demetrios, Davisson Wu, Nabil N. El-Hage, Ephraim Feig and Bill Sims, each of whom shall serve until his removal by Intra-Asia or until his earlier death or resignation. Neo-Luck's designated directors of the Joint Venture shall be Duo Wang and Jun Yin, each of whom shall serve until his removal by Neo-Luck or until his earlier death or resignation.

        3. Every action by the Joint Venture's Board shall require the vote or written consent of at least four of the Joint Venture's directors.

        4. Intra-Asia shall be entitled to remove one or more of its designated directors from the Joint Venture's Board and to appoint another director or directors to the Joint Venture's Board only if such action is approved in writing by a majority of Intra-Asia's "Independent Directors." For purposes of this Amendment, the term "Independent Directors" means persons who serve on the Board of Directors of Intra-Asia and who are "independent directors" as defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. (as such listing standards may subsequently be amended). It is agreed that, effective upon their election to Intra-Asia's Board of Directors concurrently with the closing of the IPO, Nabil El-Hage, Ephraim Feig and Bill Sims shall be Independent Directors unless and until they cease to satisfy the requirements of Rule 4200(a)(15) or any successor provision.

        5. A majority of Intra-Asia's Independent Directors must consent to and approve in writing any amendment to, or termination of, the Joint Venture Agreement after the closing of the IPO (including, without limitation, any amendment to, or termination of, this Amendment). Furthermore, a majority of Intra-Asia's Independent Directors must consent to and approve in writing any agreement or transaction entered into after the closing of the IPO by the Joint Venture with Neo-Luck and or with any subsidiary or other affiliate of Neo-Luck (including, without limitation, Weicheng). The requirement described in the immediately preceding sentence shall not apply to an agreement or a transaction that includes only Intra-Asia and the Joint Venture.

        6. The agreements described above in Paragraphs 1 through 5 shall be effective from and after the closing date of the IPO. Each of Neo-Luck and Intra-Asia agrees to execute such additional agreements and to take such additional actions as are necessary in order to carry out the provisions and intent of this Amendment.

        7. The joint venture agreement dated as of October 8, 1991 is hereby terminated and superseded in its entirety by the Joint Venture Agreement and this Amendment. This Amendment also terminates and supersedes the Amendment dated as of November 28, 2001 between Neo-Luck and Intra-Asia.

        8. This Amendment shall be governed by the internal laws of the State of California without giving effect to conflicts-of-law principles. This Amendment may be executed in counterparts and by facsimile.


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        IN WITNESS WHEREOF, Neo-Luck and Intra-Asia have executed and delivered this Amendment as of the date first written above.

                                            WEIFANG NEO-LUCK (GROUP) CORPORATION

                                            By: /s/ Jun Yin
                                               ---------------------------------
                                               Jun Yin, Chairman

                                            INTRA-ASIA ENTERTAINMENT CORPORATION

                                            By: /s/ Michael B. Demetrios
                                               ---------------------------------
                                               Michael B. Demetrios, Chief
                                               Executive Officer





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